     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 30, 2001
                                                      REGISTRATION NO. 333-44387
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 -------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       To
                                    FORM S-3

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                                   -----------

                                  EPIMMUNE INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                    33-0245076
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                                  EPIMMUNE INC.
                             5820 NANCY RIDGE DRIVE
                               SAN DIEGO, CA 92121
                                 (858) 860-2500
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                   -----------
                               ROBERT J. DE VAERE
               VICE PRESIDENT FINANCE AND CHIEF FINANCIAL OFFICER
                                  EPIMMUNE INC.
                             5820 NANCY RIDGE DRIVE
                               SAN DIEGO, CA 92121
                                 (858) 860-2500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   -----------

                                   COPIES TO:
                             FREDERICK T. MUTO, ESQ.
                              L. KAY CHANDLER, ESQ.
                               COOLEY GODWARD LLP
                        4365 EXECUTIVE DRIVE, SUITE 1100
                           SAN DIEGO, CALIFORNIA 92121
                                 (858) 550-6000

Epimmune Inc. (formerly known as Cytel Corporation) (the "Registrant") filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (Reg. No. 333-44387) (the "Registration Statement"), which originally registered 4,777,139 shares of Common Stock, par value $0.01 per share of the Registrant for resale by the selling stockholders named therein. The offering contemplated by the Registration Statement has terminated by virtue of the expiration of the Registrant's contractual obligation to maintain the effectiveness of the Registration Statement. Pursuant to the undertaking contained in the Registration Statement, the Registrant is filing this Post-Effective Amendment No. 1 to deregister such number of shares originally registered by the Registration Statement as remain unsold as of the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of San Diego, State of California, on the 30 day of August, 2001.

                                       EPIMMUNE INC.

                                       By:  /s/ Emile Loria, M.D.
                                           -------------------------------------
                                           Emile Loria, M.D.
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER



                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Emile Loria and Robert J. De Vaere, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                         TITLE                               DATE
                 ---------                                         -----                               ----
/s/ Emile Loria, M.D.                         President and Chief Executive Officer               August 30, 2001
--------------------------------------------  (PRINCIPAL EXECUTIVE OFFICER)
Emile Loria, M.D.

/s/ Robert J. De Vaere                        Vice President, Finance and Chief Financial         August 30, 2001
--------------------------------------------  Officer (PRINCIPAL FINANCIAL AND ACCOUNTING
Robert J. De Vaere                            OFFICER)

/s/ Howard E. Greene, Jr.                     Chairman of the Board of Directors                  August 30, 2001
--------------------------------------------
Howard E. Greene, Jr.

/s/ William T. Comer, Ph.D.                   Director                                            August 30, 2001
--------------------------------------------
William T. Comer, Ph.D.

/s/ Emile Loria, M.D.                         Director                                            August 30, 2001
--------------------------------------------
Emile Loria, M.D.

/s/ John P. McKearn, Ph.D.                    Director                                            August 30, 2001
--------------------------------------------
John P. McKearn, Ph.D.

/s/ Michael G. Grey                           Director                                            August 30, 2001
--------------------------------------------
Michael G. Grey
